UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2019

MannKind Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-50865	13-3607736
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

30930 Russell Ranch Road, Suite 300 Westlake Village, CA	91362
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 661-5000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. of Form 8-K):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MNKD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 18, 2019, MannKind Corporation (the “Company”) and MannKind LLC, the Company’s wholly owned subsidiary, entered into a Eleventh Amendment to Facility Agreement (the “Deerfield Amendment”) with Deerfield Private Design Fund II, L.P. and Deerfield Private Design International II, L.P. (“Deerfield”), pursuant to which the parties amended the Company’s Facility Agreement, dated July 1, 2013, as amended (the “Facility Agreement”), to defer the payment of $5.0 million in principal amount of the 9.75% senior secured convertible notes (the “July Payment”) issued in tranche 1 under the Facility Agreement from July 1, 2019 to August 31, 2019, conditioned upon, among other things, the Company, by no later than June 30, 2019, depositing an amount of cash equal to the July Payment into an escrow account until the July Payment has been satisfied in full (which amount will be subject to release to Deerfield on August 31, 2019 to satisfy the July Payment to the extent it remains unsatisfied as of August 31, 2019).

The foregoing description of the Deerfield Amendment does not purport to be complete and is qualified in its entirety by reference to the Deerfield Amendment, a copy of which is attached as Exhibit 99.1 to this report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Eleventh Amendment to Facility Agreement, dated June 18, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANNKIND CORPORATION

Dated: June 19, 2019	By: /s/ David Thomson, Ph.D., J.D.
David Thomson, Ph.D., J.D.
Corporate Vice President, General Counsel and Secretary